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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

        SILICON GRAPHICS, INC.

FOR TENDER OF

5.25% Senior Convertible Notes Due 2004

Pursuant to Its Exchange Offer
Described in The Prospectus Dated April 21, 2003

        This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the Exchange Offer (as defined below) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, together with a properly completed Letter of Transmittal, must be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "Description of the Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated April 21, 2003 (the "Prospectus" which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Silicon Graphics, Inc., a Delaware corporation (the "Company").

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

U.S. BANK NATIONAL ASSOCIATION

BY HAND OR OVERNIGHT DELIVERY: U.S. Bank National Association Corporate Trust Services: (Silicon Graphics, Inc.) 180 East Fifth Street St. Paul, MN 55101 Attn: Specialized Finance	FACSIMILE TRANSMISSIONS: (Eligible Institutions Only) (651) 244-1537 TO CONFIRM BY TELEPHONE: (651) 244-8161 FOR INFORMATION CALL: (213) 533-8418	BY REGISTERED OR CERTIFIED MAIL: U.S. Bank National Association Corporate Trust Services: (Silicon Graphics, Inc.) 180 East Fifth Street St. Paul, MN 55101 Attn: Specialized Finance

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent the aggregate principal amount of Old Notes tendered set forth below, by confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Aggregate Principal Amount of Old Notes Tendered:

Name of Firm:

(Authorized Signature)
Address:	Title:

Name:
(Zip Code)		(Please type or print)
Area Code and Telephone Number:
Date:

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NOTICE OF GUARANTEED DELIVERY